        As filed with the Securities and Exchange Commission on ________, 1998

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         D.H. MARKETING & CONSULTING, INC.
             (Exact Name of Registrant as Specified in its Charter)

NEVADA                                                  88-0330263
(State or Other Jurisdiction of                     (I.R.S. Employer
Incorporation or Organization)                     Identification No.)

                              300 Keystone Street
                                Hawley, PA 18428
          (Address of Principal Executive Offices, Including Zip Code)

                 Columbia Financial Group Consultant Agreement
                            (Full Title of the Plan)

                           DAVID D. HAGEN, PRESIDENT
                        D.H. MARKETING & CONSULTING, INC.
                               300 KEYSTONE STREET
                                 HAWLEY, PA 18428
                                  (717) 226-8515
                     (Name and Address, including Zip Code,
              Telephone Number and Area Code, of Agent for Service)


                                    CALCULATION OF REGISTRATION FEE
==========================================================================================================
Title Of                                   Proposed             Proposed
Securities                                 Maximum              Maximum
To Be                  Amount To Be        Offering Price       Aggregate Offering     Amount Of
Registered             Registered          Per Share (1)        Price (1)              Registration Fee

----------------------------------------------------------------------------------------------------------
Common Stock,
par value $.0003       300,000 Shares      $4.21875             $1,265,625             $373.36
==========================================================================================================

(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee, on the basis of the average of the bid and asked prices of the common stock on the OTC Bulletin Board on August 10, 1998.


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                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         D.H. Marketing & Consulting, Inc. (the "Company" or "Registrant") incorporates by reference into this registration statement the following documents:

         (a)      The Registrant's latest annual report, filed pursuant to
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that contains audited financial statements for Registrant's fiscal year ended December 31, 1997;

         (b) The Registrant's Quarterly Report on Form 10-QSB for the Quarter Ended March 31, 1998, filed with the Securities and Exchange Commission on May 29, 1998 (Commission File Number 000-22729); and

         (c) The description of the Registrant's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 20, 1997.

         In addition, all other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

        The Registrant's securities counsel, Max C. Tanner, is the owner of 75,000 shares of restricted common stock of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 78.751 of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal

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action or proceeding, had no cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 78.751 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith.

        The Company's Articles of Incorporation and By-Laws provide in effect that the Company may indemnify to the full extent of its power to do so, all Directors, Officers, employees, and agents.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-B).

         No.      Exhibit

         4.1 The Company's specimen stock certificate (included as Exhibit 4.0 to Form 10-QSB/A filed with the Securities and Exchange Commission on May 27, 1997 and incorporated herein by this reference)

         *5.1     Opinion of Max C. Tanner re: legality

         *15.1    Letter on unaudited interim financial information

         *23.16   Consent of Max C. Tanner (included in Exhibit 5.1)

         **24     Power of Attorney

-----------
*        Filed herewith
**       Not applicable

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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                  (ii)     To reflect in the prospectus any facts or events
                           arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to

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                  a court of appropriate jurisdiction the question whether
                  such indemnification by it is against public policy as expressed in the Act and will be governed by the adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hawley, State of Pennsylvania, on this 6th day of August, 1998.

                                   D.H. MARKETING & CONSULTING, INC.

                                   By: /s/ DAVID D. HAGEN
                                   David D. Hagen
                                   President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                Title                      Date
- ----                              -----                      ----

/s/ DAVID D. HAGEN                  President, Chief           August 6, 1998
-------------------------------     Executive Officer,
David D. Hagen                      Treasurer and Director
(principal executive, financial
and accounting officer)


/s/ WILLIAM C. BARTLEY              Director                   August 6, 1998
- -----------------------------
William C. Bartley

/s/ MICHAEL J. DAILY                Secretary and Director     August 6, 1998
- -----------------------------
Michael J. Daily

/s/ MARTIN GROSSBACH                Director                   August 6, 1998
- -----------------------------
Martin Grossbach

/s/ JOHN C. GUTTRIDGE               Director                   August 6, 1998
- -----------------------------
John C. Guttridge

/s/ STEVE KRAKONCHUK                Director                   August 6, 1998
- -----------------------------
Steve Krakonchuk

/s/ RONALD W. MEREDITH              Director                   August 6, 1998
- -----------------------------
Ronald W. Meredith

                                        5

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                                  EXHIBIT INDEX

         No.      Exhibit

         4.1      The Company's specimen stock certificate (included as Exhibit
                  4.0 to Form 10-QSB/A filed with the Securities and Exchange Commission on May 27, 1997 and incorporated herein by this reference)

         *5.1     Opinion of Max C. Tanner re: legality

         *15.1    Letter on unaudited interim financial information

         *23.16   Consent of Max C. Tanner (included in Exhibit 5.1)

         **24     Power of Attorney

- ----------
*        Filed herewith
**       Not applicable







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